Exhibit 99.1

For Immediate Release:	January 18, 2022

Home BancShares, Inc. Announces

Completion of Subordinated Notes Offering

Conway, AR – Home BancShares, Inc. (NYSE: HOMB) (“Home” or the “Company”), parent company of Centennial Bank, (“Centennial”), announced today the completion of its underwritten public offering of $300 million of its 3.125% fixed-to-floating rate subordinated notes due 2032 (the “Notes”). The Notes were issued at a public offering price of 100% of par, resulting in net proceeds, after underwriting discounts, of approximately $297.2 million.

The Company intends to use the net proceeds of this offering for general corporate purposes, which may include, but are not limited to the repayment of the Company’s outstanding subordinated notes and subordinated debentures, the repayment of outstanding subordinated debentures that the Company would assume following the completion of its acquisition of Happy Bancshares, Inc. (“Happy”), investments at the holding company level, providing capital to support the growth of Centennial Bank and the Company’s business, repurchases of the Company’s common shares and the payment of the cash consideration components of future acquisitions.

Piper Sandler & Co. served as sole bookrunning manager for the offering.

General

This release may contain forward-looking statements regarding the Company’s plans, expectations, goals and outlook for the future, as well as statements about the proposed business combination transaction involving Home and Happy and statements regarding the notes offering and use of proceeds therefrom. Statements in this press release that are not historical facts should be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not guarantees of future events, performance or results.

When the Company uses words like “may,” “plan,” “propose,” “contemplate,” “anticipate,” “believe,” “intend,” “continue,” “expect,” “project,” “predict,” “estimate,” “could,” “should,” “would,” and similar expressions, you should consider them as identifying forward-looking statements, although the Company may use other phrasing. Forward-looking statements of this type speak only as of the date of this news release. By nature, forward-looking statements involve inherent risk and uncertainties. Various factors could cause actual results to differ materially from those contemplated by the forward-looking statements. These factors include, but are not limited to, the following: economic conditions, credit quality, interest rates, loan demand, real estate values and unemployment; disruptions, uncertainties and related effects on its business and operations as a result of the ongoing coronavirus (COVID-19) pandemic and measures that have been or may be implemented or imposed in response to the pandemic, including the impact on, among other things, credit quality and liquidity; the possibility that the proposed acquisition of Happy does not close when expected or at all because required regulatory approvals and other conditions to closing are not received or satisfied on a timely basis or at all; the possibility that such transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; the risk that the benefits from the transaction may not be fully realized or may take longer to realize than expected, including as a result of changes in general economic and market conditions, ongoing or future effects of the COVID-19 pandemic, interest and exchange rates, monetary policy, laws and regulations and their enforcement, and the degree of competition in the geographic and business areas in which Home and Happy operate; the ability to promptly and effectively integrate the businesses of Home and Happy; the reaction to the transaction of the companies’ customers, employees and counterparties; diversion of management time on acquisition-related issues; the effect of any future mergers, acquisitions or other transactions to which the Company or its bank subsidiary may from time to time be a party, including as a result of one or more of the factors described above as they would relate to such transaction; the ability to identify, enter into and/or close additional acquisitions; legislative and regulatory changes and risks and expenses associated with current and future legislation and regulations, including those in response to the COVID-19 pandemic; technological changes and cybersecurity risks; the effects of changes in accounting policies and practices; changes in governmental monetary and fiscal policies; political instability; competition from other financial institutions; potential claims, expenses and other adverse effects related to current or future litigation, regulatory examinations or other government actions; changes in the assumptions used in making the forward-looking statements; and other factors described in reports the Company files with the Securities and Exchange Commission (the “SEC”), including those factors set forth in its Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on February 26, 2021.

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FOR MORE INFORMATION CONTACT:

Donna Townsell

Director of Investor Relations

Home BancShares, Inc.

(501) 328-4625

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